United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 28, 2012

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On September 28, 2012, the Company held its 2012 Annual Meeting of Shareholders.  Two proposals were submitted to and approved by the Company’s shareholders.  Of the 46,707,782 shares of common stock outstanding at August 10, 2012 (the record date), the holders of 40,417,113 shares, representing 86.53% of the outstanding shares entitled to vote as of the record date, which constituted a quorum, were represented at the meeting in person or by proxy.  A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote.  Under Idaho law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting.  The proposals are described in detail in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on August 13, 2012.  The final results were as follows:

Proposal No. 1.

Election of Members to the Board of Directors	For	Abstain	Broker Non-Vote
Donald J. Farley	13,047,967	11,845,742	15,523,404
Dehryl A. Dennis	12,998,117	11,895,592	15,523,404
Michael K. McMurray	13,222,940	11,670,769	15,523,404
Todd R. Hackett	24,643,305	250,404	15,523,404
Robert O. Grover	23,888,867	1,004,842	15,523,404

Proposal No. 2.

Ratify M&K, CPAS, PLLC, as Independent Auditors:	For	Against	Abstain
	38,587,797	1,632,339	196,977

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Date:	October 10, 2012	By:	/s/Leann R. Gilberg
Leann R. Gilberg
CFO

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